EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lev Zaidenberg, the Chief Executive Officer and Director of Energtek Inc. (the “Company”) and Constantine Stukalin, the Treasurer and Chief Accounting Officer of the Company, certify, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to each of their knowledge, the Quarterly Report on Form 10-QSB of the Company for the fiscal quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 14, 2007

By:        /s/ Lev Zaidenberg
Name:   Lev Zaidenberg
Title:     Chief Executive Officer and Director
              (Principal Executive Officer)

By:        /s/ Constantine Stukalin
Name:   Constantine Stukalin
Title:     Treasurer and Chief Accounting Officer
              (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.